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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738
(Address of principal executive offices)	(Zip Code)

86-10-8518-2686
Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities

On March 1, 2005, the Board of Directors of Big Sky Energy Corporation (the “Registrant”) approved an amendment to the Registrant’s private placement, dated February 7, 2005, of 14,000,000 shares of common stock at US$0.50 per share to increase the offering , by an additional 17,390,000 shares.

By public information statement posted on the Registrant’s website on February 28, 2005, the Registrant advised that it was closing the Private Placement to further subscriptions as commitments had been received for the full offering.

As of the date of this filing, completed subscription agreements together with payment, amounting to 18,184,000 common shares have been received and accepted by the Registrant.

The Registrant, under the terms of this private placement, has committed to filing a registration statement with the U.S. Securities and Exchange Commission within 90 days from March 1, 2005 to register these shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       March 7, 2005

BIG SKY ENERGY CORPORATION

By: _/s/ Thomas Milne  ________________

Name:  Thomas Milne

Title:    Chief Financial Officer and Director